EXHIBIT 3.1


                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 SPACEDEV, INC.

                                    ARTICLE I
                                     OFFICES

     SpaceDev, Inc. (the "Company") may have its principal office located within or without the State of Colorado. The Company may have such other offices or relocate its principal office either within or without the State of Colorado as the Board of Directors of the Company (the "Board") may designate or as the business of the Company may require.

     The registered office of the Company in the Articles of Incorporation (the "Articles") need not be identical with its principal office.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held each year on a date and at a time and place to be determined by resolution of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose, unless otherwise provided for by statute, may be called by the chief executive officer, the president, the Board or by the chief executive officer or president at the request of the holders of not less than one-tenth of all the shares of the Company entitled to vote at the meeting.
Section 3. PLACE OF MEETING. The Board may designate any place, either within or without the State of Colorado, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the Company in the State of Colorado.

Section 4. NOTICE OF MEETING. Written notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered as the laws of the State of Colorado shall provide.

     Section 5. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date (the "Record Date") for any such determination of shareholders, which date shall be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no Record Date is fixed by the Board, the Record Date for any such purpose shall be ten days before the date of such meeting or action. The Record Date determined for the purpose of ascertaining the number of shareholders entitled to notice of or to vote at a meeting may not be less than ten days prior to the meeting. When a Record Date has been determined for the purpose of a meeting, the determination shall apply to any adjournment thereof.

     Section 6. QUORUM. If less than a quorum of the outstanding shares as provided for in the Articles are represented at a meeting, a majority of the shares present may adjourn the meeting, unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a quorum is present at a duly organized meeting, the shareholders present may continue to transact business until adjournment, notwithstanding any departures of shareholders during the meeting which leave less than a quorum.

     Section 7. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of such corporation may determine.

     Neither treasury shares nor shares held by another corporation, if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 10. ACTION BY CONSENT OF ALL SHAREHOLDERS. Any action required to be taken, or which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Company. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such shareholders.

     Section 11. INSPECTORS. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. The Board shall have the power to manage the business and affairs of the Company in such manner as it sees fit. In addition to the powers and authorities expressly conferred upon it, the Board may do all lawful acts which are not directed to be done by the shareholders by statute, by the Articles or by these Bylaws.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Company shall be fixed from time to time by the Board, but in no event shall the number of directors be less than one. Each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified, or until his death, resignation or removal. Directors need not be residents of the State of Colorado or shareholders of the Company.

     Section 3. REGULAR MEETINGS. A regular meeting of the Board shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders. The Board, or any committee thereof, may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings, without other notice than such resolution.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chief executive officer, the president or any two directors. Special meetings of any committee of the Board may be called by or at the request of the chief executive officer, the president or the chairperson of the committee. The person or persons authorized to call special meetings of the Board, or any committee thereof, may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board or such committee called by them.

     Section 5. TELEPHONIC MEETINGS. Members of the Board and committees thereof may participate and be deemed present at a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.

     Section 6. NOTICE. Notice of any special meeting of the Board, or any committee thereof, shall be given by telephone, facsimile, telegraph, e-mail or written notice sent by mail. Notice shall be delivered at least one day prior to the meeting if given by telephone, facsimile, telegram or e-mail. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Written notice shall be delivered personally or by mail to each director at his business or home address at least five days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee thereof need be specified in the notice or waiver of notice of such meeting.

     Section 7. QUORUM. A majority of the total membership of the Board, or any committee thereof, shall constitute a quorum for the transaction of business at any meeting of the Board or such committee, but if a quorum shall not be present at any meeting or adjournment thereof, a majority of the directors present may adjourn the meeting without further notice.

     Section 8. ACTION BY CONSENT OF ALL DIRECTORS. Any action required to be taken, or which may be taken at a meeting of the Board, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Company. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such directors.

     Section 9. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board, or any committee thereof.

The  order  of business at any regular or special meeting of the Board shall be:
     1.   Record  of  those  present.
     2.   Secretary's  proof  of  notice  of  meeting,  if notice is not waived.

     3.   Reading  and  disposal  of  unapproved  minutes,  if  any.
     4.   Reports  of  officers,  if  any.
     5.   Unfinished  business,  if  any.
     6.   New  business.
     7.   Adjournment.

     Section 10. VACANCIES. Any vacancy occurring in the Board by reason of an increase in the number specified in these Bylaws, or for any other reason, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board may remain at the time such meeting considering filling such vacancies is held.

     Section 11. COMPENSATION. By resolution of the Board, the directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual services as a director.

     Section 12. PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, filed in writing with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by registered mail to the secretary of the Company immediately after the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 13. EXECUTIVE OR OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all of the authority of the Board, but no such committee shall have the authority of the Board in reference to authorizing distributions, amending the Articles, adopting a plan of merger or consolidation, authorizing the reacquisition of shares except according to a formula or method prescribed by the Board, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Company or a revocation thereof, filling vacancies on the Board or any committee thereof, adopting, amending or repealing the Bylaws or, except within limits specifically prescribed by the Board, authorizing the issuance or sale of shares, or a contract therefor, or determining the designation and relative rights, preferences and limitations of a class or series of shares. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

     Any action required to be taken, or which may be taken at a meeting of a committee designated in accordance with this Section of the Bylaws, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all those entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Company. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such persons.

     Section 14. RESIGNATION OF OFFICERS OR DIRECTORS. Any director or officer may resign at any time by submitting a resignation in writing. Such resignation takes effect from the time of its receipt by the Company unless a date or time is fixed in the resignation, in which case it will take effect from that time. Acceptance of the resignation shall not be required to make it effective.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. OFFICERS. The officers of the Company shall be a chief executive officer, a president, a chief financial officer and a secretary, each of whom shall be appointed by the Board and shall be a natural person 18 years of age or older. One person may hold more than one office. The Board or an officer or officers so authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board and assistant secretaries, as they may consider necessary. Except as expressly prescribed by these bylaws, the Board or the officer or officers authorized by the Board shall from time to time determine the procedure for the appointment of officers, their authority and duties, and their compensation, provided that the Board may change the authority, duties, and compensation of any officer whether or not appointed by the board (such change does not affect the contract rights, if any, of the Company or the affected officer).

     Section 2. APPOINTMENT AND TERM OF OFFICE. The officers of the Company to be appointed by the Board shall be appointed at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Company, such appointments shall be made as determined by the Board or the appointing person or persons. Each officer shall hold office until the first of the following occurs: the officer's successor shall have been duly appointed and qualified, the officer's death, the officer's resignation, or the officer's removal in the manner provided in
Section  3.

     Section 3. RESIGNATION AND REMOVAL. An officer may resign at any time by giving written notice of resignation to the president, secretary, or other officer who appointed such officer. The resignation is effective when the notice is received by the Company unless the notice specifies a later effective date.

     Any officer or agent may be removed at any time, with or without cause, by the Board or an officer or officers authorized by the Board. Such removal does not affect the contract rights, if any, of the Company or the officer so removed. The appointment of an officer or agent shall not in itself create contract rights.

     Section 4. VACANCIES. A vacancy in any office, however occurring, may be filled by the Board, or by the officer or officers authorized by the Board, for the unexpired portion of the officer's term. If an officer resigns and the officer's resignation is made effective at a later date, the Board, or officer or officers authorized by the Board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board, or officer or officers authorized by the Board, provide that the successor shall not take office until the effective date. In the alternative, the Board, or officer or officers authorized by the Board, may remove the officer at any time before the effective date and may fill the resulting vacancy.

     Section 5. CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, if any, the chief executive officer, shall, subject to the control of the Board, have general supervision, management, direction and control of the business and officers of the Company. The chief executive officer shall have all of the general powers and duties of management usually vested in the office of chief executive officer of corporations, and shall have such other powers and duties as these Bylaws prescribe or the Board may from time to time assign. In the absence of the chief executive officer, the president or, in his absence, the highest ranking or most senior vice president of the Company, shall perform all of the duties and exercise all of the powers of the chief executive officer, and when so acting shall be subject to all of the restrictions upon the chief executive officer.

     Section 6. PRESIDENT. The President shall act under the direction of the Board and the chief executive officer. In the absence or disability of the chief executive officer, or if there be no chief executive officer, the president shall perform all of the duties and exercise all of the powers of the chief executive officer, and when so acting shall be subject to all of the restrictions upon the chief executive officer. The president shall have all of the general powers and duties of management usually vested in the office of president of corporations, and shall exercise and perform such other powers and duties as these Bylaws prescribe or the Board or the chief executive officer may from time to time assign.

     Section 7. CHIEF FINANCIAL OFFICER. The chief financial officer shall act under the direction of the chief executive officer. The chief financial officer shall be responsible for the issuance of securities and the management of the Company's cash, receivables and temporary investments, and shall have such other powers and duties as these Bylaws prescribe or the Board or the chief executive officer may from time to time assign.

     Section 8. SECRETARY. The Secretary shall act under the direction of the Board and the chief executive officer and shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board, a record of all actions taken by the shareholders or Board without a meeting, a record of all actions taken by a committee of the Board in place of the Board on behalf of the Company, and a record of all waivers of notice of meetings of shareholders and of the Board or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board, (iv) keep at the Company's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder unless such a record shall be kept at the office of the Company's transfer agent or registrar, (v) maintain at the Company's principal office the originals or copies of the Company's Articles of Incorporation, bylaws, minutes of all shareholders meetings, and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Company's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Company's assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the Company unless the Company has a transfer agent, (vii) authenticate records of the Company, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the Board. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors and/or shareholders may, however, respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

     Any books, records, or minutes of the Company may be in written form or in any form capable of being converted into written form within a reasonable time.

                                    ARTICLE V
                 CERTIFICATES FOR SECURITIES AND THEIR TRANSFER

     Section 1. CERTIFICATES FOR SECURITIES. Certificates representing securities of the Company (the "Securities") shall be in such form as shall be determined by the Board. To be effective, such certificates for Securities (the "Certificates") shall be signed by the president or a vice president and the secretary or an assistant secretary of the Company. The signatures of either or both the president or vice president and the secretary or assistant secretary may be facsimiles if the Certificate is either countersigned by the transfer agent, or countersigned by the facsimile signature of the transfer agent and registered by the written signature of an officer of any company designated by the Board as registrar of transfers so long as that officer is not an employee of the Company.

     A Certificate signed or impressed with the facsimile signature of an officer, who ceases by death, resignation or otherwise to be an officer of the Company before the Certificate is delivered by the Company, is valid though signed by a duly elected, qualified and authorized officer, provided that such Certificate is countersigned by the signature of the transfer agent or facsimile signature of the transfer agent of the Company and registered as aforesaid.

     All Certificates shall be consecutively numbered or otherwise identified. Certificates shall state the jurisdiction in which the Company is organized, the name of the person to whom the Securities are issued, the designation of the series, if any, and the par value of each share represented by the Certificate, or a statement that the shares are without par value. The name and address of the person to whom the Securities represented hereby are issued, the number of Securities, and date of issue, shall be entered on the Security transfer books of the Company. All Certificates surrendered to the Company for transfer shall be canceled and no new Certificate shall be issued until the former Certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated Certificate, a new one may be issued therefor upon such terms and indemnity to the Company as the Board may prescribe.

     Section 2. TRANSFER OF SECURITIES. Transfers of Securities shall be made only on the security transfer books of the Company by the holder of record thereof, by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney authorized by a power of attorney which was duly executed and filed with the secretary of the Company and a surrender for cancellation of the certificate for such shares. The person in whose name Securities stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

                                   ARTICLE VI
                                   FISCAL YEAR

     The fiscal year of the Company shall be determined by resolution of the Board.

                                   ARTICLE VII
                                    DIVIDENDS

     The Board may declare, and the Company may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.

                                  ARTICLE VIII
                                      SEAL

     The Board shall provide a corporate seal, circular in form, having inscribed thereon the corporate name, the state of incorporation and the word "seal." The seal on Securities, any corporate obligation to pay money or any other document may be facsimile, engraved or printed.

                                   ARTICLE IX
                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Company under the provisions of these Bylaws or under the provisions of the Articles or under the provisions of the applicable laws of the State of Colorado, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X
                                 INDEMNIFICATION

     The Company shall indemnify to the extent set forth in the Articles any director, officer, employee or agent of the Company or any person serving at the


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request  of  the  Company  as  a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Colorado Corporation Code.

                                   ARTICLE XI
                                   AMENDMENTS

     These Bylaws may be altered, amended, repealed or replaced by new Bylaws by the Board at any regular or special meeting of the Board.

                                   ARTICLE XII
                  UNIFORMITY OF INTERPRETATION AND SEVERABILITY

     These Bylaws shall be so interpreted and construed as to conform to the Articles and the statutes of the State of Colorado or of any other state in which conformity may become necessary by reason of the qualification of the Company to do business in such foreign state, and where conflict between these Bylaws and the Articles or a statute has arisen or shall arise, the Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any Bylaw provision or its application shall be deemed invalid by reason of the said nonconformity, the remainder of the Bylaws shall remain operable in that the provisions set forth in the Bylaws are severable.


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